URAN LIMITED

28 May 2009

Mr Pat Obara
Uranium Energy Corp.
Suite 320
1111 W. Hastings Street
Vancouver BC V6E 2J3
Canada

Dear Pat

GRANTS RIDGE PROJECT – VARIATION TO JOINT VENTURE AGREEMENT

We refer to recent discussions between representative of Uran Limited (**Uran**) and Uranium Energy Corp (**UEC**) in respect to the addition of certain surface rights and mineral rights owned by Uran into the joint venture proposed to be formed pursuant to the terms of the agreement entered into between Uran and UEC on or around 14 January 2009 (**Joint Venture Agreement**).

The rights acquired by Uran proposed to form part of the Joint Venture is more particularly defined as TI2N, R9W, Section 4:E 1/2 (surface only) and Section 9: N 1/2 (surface and minerals) which consists of the ownership of the land but not the mineral rights for the eastern half of T12N, R9W, Section 4 and 100% ownership of the land and 50% ownership of the mineral rights for the northern half of T12N, R9W, Section 9 (**Additional Tenement**).

Pursuant to clause 18.3 of the Joint Venture Agreement, any amendments to the Joint Venture Agreement must be made in writing and executed by both parties. Accordingly, the purpose of this letter agreement is to record the terms on which Uran agrees for the Additional Tenement to form part of the Joint Venture. All provisions of the Joint Venture Agreement not rendered inconsistent by this letter agreement will continue to apply. Defined terms in this letter agreement carry the same meaning as ascribed to those terms included in the Joint Venture Agreement.

Uran agrees that the Additional Tenement will form part of the Joint Venture contemplated by the Joint Venture Agreement on the following terms:

(a) the earn in requirements set out in clause 4.1 (a)(i)(A) of the Joint Venture Agreement shall be increased by US$100,000 such that Uran will be required to incur Exploration Expenditure of US$200,000 by the first anniversary date of the Effective Date. Such Exploration Expenditure can be incurred on the Tenements and the Additional Tenement as Uran determines appropriate in accordance with clause 4.1(j) of the Joint Venture Agreement;

(b) the cost of the Additional Tenement (being US$100,000) will form part of the Exploration Expenditure required to be incurred by Uran pursuant to clause 4.1(a)(i)(A) of the Joint Venture Agreement as amened by (a) above;

(c) the cost of the Additional Tenement or the Exploration Expenditure incurred by Uran on the Additional Tenement will not be included in Uran's commitment to spend a

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minimum of US$250,000 in Exploration Expenditure on the Tenements prior to termination of the Joint Venture Agreement;

(d) Uran will be responsible for paying all Outgoings and the maintenance of the Additional Tenement and ensuring that it is kept in good standing (as required in respect of the Tenements pursuant to clause 6(a)(ii) of the Joint Venture Agreement) until the Joint Venture is formed in accordance with clause 5.1 of the Joint Venture Agreement;

(e) if a Joint Venture is formed by Uran earning a 65% Joint Venture Interest pursuant to clause 4.1 of the Joint Venture Agreement, UEC will have an option to acquire a 35% interest in the Additional Tenement by reimbursing Uran the proportionate share of the original cost of the Additional Tenement (ie US$35,000) plus the proportionate share of any Exploration Expenditure incurred by Uran on the Additional Tenement during the Earn-in Period; and

(f) if Uran terminates the Joint Venture Agreement in accordance with clause 4.1(g) of the Joint Venture Agreement, the Additional Tenement will be solely owned by Uran. UEC and the Joint Venture will have no interest in or right to the Additional Tenement or any part of the Additional Tenement.

If UEC agrees to the variation of the Joint Venture Agreement such that the Additional Tenement will form part of the Joint Venture, please sign and return a copy of this letter agreement to Uran. Upon execution, both this letter agreement and the Joint Venture Agreement will be binding on the parties in respect of the Grants Ridge Project.

Yours Faithfully

Kate Hobbs
For and on behalf of
Uran Limited

Uranium Energy Corp hereby agrees to the variation of the Joint Venture Agreement in the manner contemplated by this letter agreement.

Pat Obara
For and on behalf of
Uranium Energy Corp.

Yours sincerely

Kate Hobbs
MANAGING DIRECTOR